                                                                   EXHIBIT 10.11

                           ADJUSTED LICENSE AGREEMENT


         THIS AGREEMENT, dated January 1, 2003, by and between SurModics, Inc., a corporation of the State of Minnesota, which has an office at 9924 West 74th Street, Eden Prairie, MN 55344, (hereinafter referred to as SURMODICS), and Cordis Corporation, which has offices located at 14201 NW 60th Street, Miami Lakes, Florida 33126 (hereinafter referred to as CORDIS).

         WHEREAS, SurModics is engaged in biological, chemical and technical research and has developed a body of technology and know-how, including reagents, processes and devices which the parties believe will improve the performance of various products and processes of Cordis.

         WHEREAS, the technology of SurModics includes confidential information (including trade secrets and other know-how) which is proprietary to SurModics and SurModics is in the process of securing patent coverage for certain items of its technology, and continues to maintain the confidentiality of other portions of its technology.

         WHEREAS, SurModics and Cordis desire to cancel the Stent License Agreement dated October 24, 1996, as amended;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and for other good and valuable consideration of which receipt is acknowledged, the parties agree as follows:

1.       DEFINITIONS

         The following definitions apply to this Agreement and to all addenda thereto:

         a.       "Effective Date" means January 1, 2003;

         b.       [Intentionally Omitted]

         c. "Patent Rights" means the patent application(s) and patent(s) having a worldwide priority date earlier than the Effective Date and identified in Attachment A hereof, together with all foreign counterparts, divisions, continuations and continuations in part applications based thereon, any patent issuing on any of said applications, and any reissues or extensions based on any of such patents.

         d.       [Intentionally Omitted]

         e.       [Intentionally Omitted]


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         f.       "Licensed Products" means those items specifically described in Attachment B (the "Exclusive Products") and Attachment C (the "Non-Exclusive Products") which:

                  i. but for the license granted herein the manufacture, use or sale would infringe (or a surface treatment process employed to produce a product or a reagent used in such process would infringe) any Valid Claim of Patent Rights, or

                  ii. are produced through the use of SurModics Licensed Technology.

         g. "SurModics Licensed Technology" means those items described on Attachment D, including, to the extent those items in paragraph 2 of Attachment D were not known to the public at the time of their disclosure by SurModics to Cordis.

         h.       [Intentionally Omitted]

         i. "Net Sales" means the total actual billing for sales of Licensed Products, less the following deductions where they are applicable with respect to such billings and when separately shown on invoices:

                  i.       discounts actually allowed and taken;

                  ii. any customs, duties, taxes or other governmental excise or charge upon or measured by the production, sale, transportation, delivery or use of Licensed Product and actually paid by Cordis;

                  iii.     amounts allowed or credited on rejections or returns;

                  iv.      transportation charges prepared or allowed

                  v. Licensed Product distributed for use in clinical trials, prior to receiving regulatory approval for commercial sale for a particular indication in a particular country.

                  Notwithstanding the above, if any Licensed Product is sold both separately and as an integral part of a combination product containing one or more integral components in addition to that Licensed Product, then Net Sales of that Licensed Product resulting from sales of that combination product will be calculated by multiplying the Net Sales for the combination product as calculated above by the fraction A/B where A is the invoice price of the Licensed Product as sold separately and B is the invoice price of the combination product. It is understood that if any Licensed Product is sold only as an integral part of a combination product, then Net Sales of that Licensed Product will include the entire sales price of the combination product.



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                  A Licensed Product shall be considered sold when it is shipped or when it is invoiced, whichever is earlier. To assure SurModics the full royalty payment contemplated in this Agreement, Cordis agrees that in the event any Licensed
                  Product is sold to an Affiliate for purposes of resale, Earned Royalties for that Licensed Product shall be computed upon the selling price at which such Licensed Product is then resold to a non-Affiliate, rather than on the selling price of Cordis to the Affiliate; Cordis shall promptly report sales to Affiliates and be responsible for accurately reporting the ultimate sales to a non-Affiliate.

         j. "Affiliate" means any entity which owns at least 50% of, is at least 50% owned by, or is under common ( at least 50%) ownership with Cordis.

         k. "Valid Claim" means a claim of an issued patent of Patent Rights that has not been held invalid by a court of competent jurisdiction, or other appropriate governmental body of competent jurisdiction, beyond possibility of appeal.

2.       LICENSE

         a. SurModics grants to Cordis a world-wide license under the SurModics' Patent Rights and the SurModics Licensed Technology, to make, have made for it, use, sell, or import into the United States, the Licensed Products. The license granted herein is **.

         b.       **.

         c. Subject to the limited license granted herein, SurModics shall retain all other rights to the Patent Rights and the SurModics Licensed Technology.

3.       [Intentionally Omitted]

4.       ROYALTIES

         Cordis will pay to SurModics royalties as follows:


                                             ** CONFIDENTIAL TREATMENT REQUESTED
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         a.       Earned Royalties as provided for in Attachment E.

         b.       Minimum Royalties as provided for in Attachment F.

5.       ROYALTY PAYMENTS, REPORTS, RECORDS

         a. Cordis will make written reports and payments to SurModics within sixty (60) days after the last day of each calendar quarter ending March 31, June 30, September 30, and December
                  31. Each such report shall state the worldwide Net Sales, unit volumes, Earned Royalty, Minimum Royalty, corrections of error in prior royalty payments, and data and calculations used by Cordis to determine such payments. Each report shall be accompanied by payment in full of the royalty due SurModics for that quarter.

         b. Cordis will maintain, in accordance with its conventional accounting practices, true and accurate records supporting the reports and payments made under this Agreement. SurModics shall have the right to carry out an audit of such records no more frequently than once per calendar year by a certified public accountant of its choice. Such accountant shall have reasonable access to Cordis' offices and the relevant records, files and books of account, and such accountant shall have the right to examine any other records, reasonably necessary to determine the accuracy of the calculations provided by Cordis under Paragraph 5(a). Such audit shall be at SurModics expense except that if cumulative underpayment errors for any period are found that exceed **% of the payment made to SurModics during that period being audit, then Cordis will bear the cost of such audit.

         c. All royalties on sales of each Licensed Product to be paid to SurModics by Cordis under this Agreement shall be paid in U.S. Dollars to SurModics in the United States. For the purpose of calculating Earned Royalties on sales outside the United States, Cordis shall utilize the average rate of exchange on the last business day of that calendar quarter as quoted in the Wall Street Journal.

         d. Any sum required under U.S. tax laws (or the tax laws of any other government) to be withheld by Cordis from payment for the account of SurModics shall be promptly paid by Cordis for and on behalf of SurModics to the appropriate tax authorities, and Cordis shall furnish SurModics with official tax receipts or other appropriate evidence issued by the appropriate tax authorities sufficient to enable SurModics to support a claim for income tax credit in respect to any sum so withheld. Any such tax required to be withheld shall be an expense of and borne by SurModics.

6.       [Intentionally Omitted]



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7.       TERM

         a. The license granted herein under the Patent Rights shall begin on the Effective Date and shall extend until expiration of the last to expire patent of Patent Rights, unless earlier terminated pursuant to the provisions of this Agreement. The license granted herein under SurModics Licensed Technology shall begin on the Effective Date and shall extend for ** thereafter subject to the provisions of Paragraph 7(b).

         b. If the license with respect to SurModics Licensed Technology continues for the ** stated above, and upon full payment by Cordis to SurModics of any monies due under this Agreement, the license herein granted with respect to SurModics Licensed Technology shall be deemed **.

8.       PATENTS

         a. To the best of its ability, Cordis shall see to it that all Licensed Products sold by Cordis shall be appropriately marked with the applicable patent numbers, in conformity with applicable law.

         b.       [Intentionally Omitted]

         c.       [Intentionally Omitted]

         d.       [Intentionally Omitted]

9.       [Intentionally Omitted]

10.      TERMINATION

         **.

11.      CONTINUING OBLIGATIONS SUBSEQUENT TO TERMINATION

         a. Upon any termination of this Agreement or any of the licenses granted herein, the following rights and obligations shall continue to the degree necessary to permit their complete fulfillment or discharge:

                  i. SurModics right to receive and Cordis' obligation to pay royalties to the extent owed; and

                  ii. Cordis' obligation to maintain records and SurModics right to audit under Paragraph 5, with respect to sales; and


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                  iii.     Any cause of action or claim of either party, accrued
                           or to accrue, because of any breach or default by the other party; and

                  iv. Cordis' and SurModics' obligation to maintain confidentiality under Paragraph 13; and

                  v. If this Agreement, or License granted in this Agreement, has been terminated, Cordis' obligation to forebear from use of SurModics Licensed Technology.

                  vi.      [Intentionally Omitted]

         b.       [Intentionally Omitted]

12.      REPRESENTATIONS AND WARRANTIES

         a.       [Intentionally Omitted]

         b. Each party has the full and unrestricted right to enter into this Agreement.

         c.       Nothing in this Agreement shall be construed as:

                  i. A warranty or representation by SurModics as to the validity or scope of any Patent Rights; or

                  ii. A warranty or representation that anything made, used, sold, or otherwise disposed of, or any process practiced, under any License granted in this Agreement is or will be free from infringement of patents of third persons; or

                  iii. A requirement that SurModics file any patent application, secure any patent, or maintain any patent in force; or

                  iv. An obligation to bring or prosecute actions or suits against third parties for infringement of any patent (except as provided in Paragraph 12A); or

                  v. An obligation to furnish any manufacturing or technical information not encompassed within SurModics Licensed Technology; or

                  vi. Conferring any right on either party to use in advertising, publicity, or otherwise any trademark or trade name of the other; or

                  vii. Granting by implication, estoppel, or otherwise any licenses or rights under patents or other proprietary information of SurModics other than those included within Patent Rights and SurModics Licensed Technology.


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


         d.       [Intentionally Omitted]

         e. Except as provided in a certain agreement regarding sale of Reagent, SurModics does not make any representations, extend any warranties of any kind, either express or implied, or assume any responsibilities whatever with respect to use, sale, or other disposition by Cordis, its Affiliates or its vendees or transferees of Licensed Products incorporating or made by use of the Patent Rights and SurModics Licensed Technology.

         f.       [Intentionally Omitted]

12A.     INFRINGEMENT LITIGATION

         To the extent that any Patent Rights licensed hereunder may be infringed by the manufacture, use, sale or importation of any Licensed Product by any third party, SurModics shall have the right, but not the obligation, if such Licensed Product is a Non-Exclusive Product, to prosecute at its own expense, or at the expense of Cordis if Cordis so requests, any action SurModics deems necessary. If SurModics fails to commence prosecution of such action within ninety (90) days following written request by Cordis or if the Licensed Product is an Exclusive Product, then Cordis may, in its own name and at its own expense, prosecute such action. If Cordis prosecutes any such action, it will not without the advance written consent of SurModics admit to the invalidity or unenforceability of any patent or claims within the Patent Rights or grant a license to a third party to any such patents or claims. SurModics shall cooperate and, if necessary, become a named party to the action. Should Cordis prosecute such action, Cordis shall indemnify, defend, and hold harmless SurModics from any claims or counterclaims related to the patent or patents in suit, lawsuit expenses (including attorneys fees), costs and judgments arising out of such litigation, but excluding adverse judgments regarding the validity, enforceability or claim interpretation of the patent or patents in suit. If SurModics elects to prosecute any such action, and it does so at its own expense, then it shall have the right to control the litigation. If Cordis elects to prosecute any such action, and it does so at its own expense, then it shall have the right to control the litigation. If SurModics prosecutes such action at Cordis' expense, the proceeds of the litigation, if any, shall first be used to reimburse Cordis for its expense of the litigation and the remainder, if any, shall be divided equally between SurModics and Cordis. In any such action, the prosecuting party shall promptly notify the non-prosecuting party of its decision to prosecute.

13.      CONFIDENTIALITY

         a. Cordis agrees to maintain in confidence SurModics Licensed Technology for a period of ** from the Effective Date. Cordis agrees not to disclose any of SurModics Licensed Technology nor to use the same except in accordance with this Agreement, except to a governmental agency as required by law (and only to the extent required by law and with appropriate safeguards to its confidentiality), and in the event such requirement for disclosure is to a non-United States governmental entity then Cordis shall review such disclosure with SurModics prior to submission to such entity.



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         b.       [Intentionally Omitted]

         c.       [Intentionally Omitted]

         d.       [Intentionally Omitted]

         e.       [Intentionally Omitted]

14.      ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors to the entire assets and business of the respective parties hereto. Either party may assign its rights and obligations under this Agreement to a financially responsible third party, but only in connection with a complete transfer to the third party of the business to which this agreement pertains, such as in the event the SurModics transfers its ** coatings business or if Cordis transfers its ** business. The assigning party will so inform the other party to this Agreement without delay of any assignment made in accordance with the conditions of this Agreement. This Agreement shall not otherwise be assignable by either party without the prior written consent of the other party. Any and all assignments of this Agreement or any interest therein not made in accordance with this paragraph shall be void.

15.      GOVERNMENT APPROVAL

         Cordis shall have the sole responsibility, at Cordis' sole expense, for obtaining any government approvals that may be required for the investigation or marketing of Licensed Products.

16.      PRODUCT LIABILITY

         Cordis will defend and indemnify SurModics under this Agreement against all losses, liabilities, lawsuits, claims, expenses (including attorney's fees), costs, and judgments incurred through personal injury, property damage, or other claims of third parties, arising from the design, manufacture, use, or sale of Licensed Products.

17.      NO WAIVER

         Any waiver of any term or condition of this Agreement by either party shall not operate as a waiver of any other or continued breach of such term or condition, or any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provisions or of any other provision hereof.

18.      NOTICES

         All communications or other notices required or permitted under this Agreement shall be in writing and shall be deemed to be given when personally delivered, or when mailed by registered or certified mail, postage prepaid, and addressed as follows:


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                  If to SurModics:
                           License Administration
                           SurModics, Inc.
                           9924 West 74th Street
                           Eden Prairie, MN  55344

                  If to Cordis:

                           Vice President, New Business Development
                           Cordis Corporation
                           7 Powder Horn Drive
                           Warren, NJ 07040

                           copy to:
                           Chief Patent Counsel
                           Johnson & Johnson
                           One Johnson & Johnson Plaza
                           New Brunswick, NJ 08933

19.      CAPTIONS

         The captions and headings of this Agreement are for convenience only and shall in no way limit or otherwise affect any of the terms or provisions contained herein. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party drafting this Agreement.

20.      FORCE MAJEURE

         Neither party shall be liable for failure to perform as required by any provisions of this Agreement where such failure results from a cause beyond such party's reasonable control such as acts of God, regulation or other acts of civil or military authority, required approval(s) of government bodies, fires, strikes, floods, epidemics, quarantine restrictions, riot, delays in transportation and inabilities to obtain necessary labor, materials, or manufacturing facilities. In the event of any delay attributable to any of the foregoing causes, the time for performance affected thereby shall be extended for a period equal to the time lost by reason of such delay. The cumulative effect of all such delays under this Paragraph 20 shall not exceed one (1) year.

21.      NO AGENCY

         Nothing in this Agreement authorizes either SurModics or Cordis to act as agent for the other as to any matter, or to make any representations to any third party indicating or implying the existence of any such agency relationship. SurModics and Cordis shall each refrain from any such representations. The relationship between SurModics and Cordis is that of independent contractors.


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22.      SEVERABILITY

         Should any provisions of this Agreement, or the application thereof, to any extent be held invalid or unenforceable, the remainder of this Agreement and the application thereof other than such invalid or unenforceable provisions shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity.

23.      GOVERNING LAW

         For the purposes under this Agreement, the parties agree and admit that jurisdiction and venue are proper in a federal district court in Chicago, Illinois. This Agreement shall for all purposes be governed and interpreted in accordance with the laws of the State of Illinois, except for its conflict of laws provisions.

24.      ARBITRATION

         a. In the event of any dispute concerning this Agreement, including its interpretation, performance, breach or termination, the procedures of this Paragraph 24 shall apply; provided, however, that either party shall have the unrestricted right at any time to seek a court injunction prohibiting the other party from making unauthorized disclosure or use of confidential information as provided for in Paragraph 13 or unauthorized use of SurModics Licensed Technology.

         b. Both parties will use good faith and reasonable efforts to resolve any dispute informally and as soon as practical. If any such dispute is not resolved informally within a reasonable period, then the Chief Executive Officers or those having equivalent/corresponding rank of the parties will meet at a mutually agreeable time and place to attempt to resolve the dispute.

         c. If the parties are unable to resolve a dispute as provided immediately above, either party may submit the dispute for resolution by mandatory, binding arbitration. Said arbitration shall take place in Newark, New Jersey, if requested by SurModics and in Minneapolis, Minnesota, if requested by Cordis, and shall take place under the auspices of the American Arbitration Association under its Commercial Arbitration Rules. Each party shall select one independent, qualified arbitrator and the two arbitrators so selected shall then select a third arbitrator in accordance with the Commercial Rules. Each party reserves the right to object to any individual arbitrator (no matter by whom chosen) who has been employed by or affiliated with a competing organization.

         d. The arbitrators, who shall act by majority vote, shall be empowered to decree any and all relief of an equitable nature, including but not limited to temporary restraining orders, temporary injunctions, and/or permanent injunctions and shall also be able to award damages, with or without an accounting of costs. Judgment


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                  on the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof. Each party shall bear its own costs and divide other reasonable arbitrator costs equally. Both parties waive any right to any punitive damages.

25.      ENTIRE AGREEMENT

         This Agreement, together with other written agreements executed contemporaneously herewith, constitutes the entire agreement between the parties with respect to the licenses granted herein, and no party shall be liable or bound to the other in any manner by any warranties, representations or guarantees except as specifically set forth herein. This Agreement shall not be altered or otherwise amended except by an instrument in writing signed by both parties.

26.      PUBLICITY

         Neither Cordis or SurModics will originate any news release, promotional material or press statements concerning the existence of this Agreement or the terms herein without the prior written consent of the other party (excepting as required by law and in that case with adequate prior notice to the other party seeking consent and comments).

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SURMODICS, INC.                                      CORDIS CORPORATION


By ________________________                          By _______________________
   Its ____________________                             Its ___________________




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                             Schedule of Attachments

Attachment A -- Patent Rights
Attachment B -- Exclusive Products
Attachment C -- Non-Exclusive Products
Attachment D -- SurModics Licensed Technology
Attachment E -- Earned Royalties
Attachment F -- Minimum Royalties




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                                  ATTACHMENT A



                                  PATENT RIGHTS



1. United States Patent No. 6,214,901 B1 to Chudzik et al, issued April 10, 2001, titled BIOACTIVE AGENT RELEASE COATING

2. United States Patent No. 6,344,035 B1 to Chudzik et al, issued February 5, 2002, titled BIOACTIVE AGENT RELEASE COATING

3.       United States Patent Application Ser. No. **

4.       United States Patent Application Ser. No. **

5.       United States Patent Application Ser. No. **

6.       United States Patent Application Ser. No. **

7.       United States Patent Application Ser. No. **

8.       United States Patent Application Ser. No. **



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                                  ATTACHMENT B




                               EXCLUSIVE PRODUCTS


1.       **.



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                                  ATTACHMENT C



                             NON-EXCLUSIVE PRODUCTS


1.       **.



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                                  ATTACHMENT D



                          SURMODICS LICENSED TECHNOLOGY




1.       All Patent Rights of Attachment A.

2.       All of the following:


RELATED TO **

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RELATED TO **

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RELATED TO **

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RELATED TO **

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RELATED TO **

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                                  ATTACHMENT E



                                 EARNED ROYALTY


1.       ** percent (**%) of Net Sales  for each unit of Licensed Products sold.

2. In addition to the amount computed pursuant to Paragraph 1, Cordis will pay the following amounts:

         a.       **.

         b.       **.

         c.       **.





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                                  ATTACHMENT F



                                MINIMUM ROYALTIES



For each calendar quarter beginning on the Adjusted License Agreement Effective Date, Minimum Royalties will **.

**.





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